Exhibit 10.1

FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

This First Amendment to Common Stock Purchase Agreement (this “Amendment”), dated as of November 7, 2025, is by and between Digital Ally, Inc., a Nevada corporation (the “Company”), and Yield Point NY LLC, a New York limited liability company (the “Investor”). Except as otherwise defined herein, all capitalized terms shall have the meanings set forth in the Common Stock Purchase Agreement, dated September 15, 2025, between the Company and the Investor (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Company shall cause the Commitment Fee to be to be paid to Investor within seven (7) Trading Days of the Resale Registration Statement being declared effective, which will be paid (i) in shares of Common Stock equal to 19.99% of the shares of Common Stock outstanding on the date of execution of the ELOC, with the value per share to be based on the 5-day VWAP beginning on the date the Resale Registration Statement is declared effective, subject to the Beneficial Ownership Limitation, and (ii) the balance, in cash using the 30% of the proceeds from any subsequent financings, including the ELOC

WHEREAS, the Purchase Agreement requires any amendment to be approved in writing by the Company and the Investor; and

WHEREAS, the Company and the Investor desire to amend the Purchase Agreement pursuant to the terms hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Investors and the Company hereby agree as follows:

1.“Commitment Fee”. Section 10.1(ii) shall be amended and restated in its entirety as follows: “In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Commitment Fee to be to be paid to Investor on the date of that certain First Amendment to the Common Stock Purchase Agreement dated as of November 7, 2025, by and between the Company and the Investor (the “First Amendment”), which will be paid (i) in shares of Common Stock equal to 19.99% of the shares of Common Stock outstanding on the date of execution of the ELOC, with the value per share to be based on the 5-day VWAP ending on the tenth (10th) Trading Day following the later of (1) the date of stockholder approval or (2) the date the Resale Registration Statement is declared effective, provided however, the valuation will be capped at the full commitment fee, and subject to the Beneficial Ownership Limitation, and (ii) the balance, in cash using the 30% of the proceeds from any subsequent financings, including the ELOC. If, on the date (the “Commitment Fee Date”) that is six (6) months following the execution date of this Agreement, any portion of the Commitment Fee payable in cash remains unpaid, then the Company shall, on such date, remit the unpaid balance in either cash or freely tradable shares of Common Stock or any combination thereof, at the Company’s election, with the value per share determined based on the 5-day VWAP beginning six (6) days before the Commitment Fee Date. For the avoidance of doubt, any shares of Common Stock issuable as the Commitment Fee that would otherwise be in excess of the Beneficial Ownership Limitation, shall be held in abeyance until notice from the Investor that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through this Agreement. Alternatively, at the Company’s election within three days after receiving stockholder approval, the Company may pay the balance of the Facility Fee in shares of Common Stock based on the 5-day VWAP beginning on the date the Resale Registration Statement is declared effective, subject to a Floor Price of 20% of the Nasdaq Minimum Price.”

5. Effect of Amendment. Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

6. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

9. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

DIGITAL ALLY, INC.

By:	/s/Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

INVESTOR:

YIELD POINT NY LLC

By:	/s/Ari Kluger
Name:	Ari Kluger
Title:	Authorized Person

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